AMENDMENT NO. 3 TO
EMPLOYMENT AGREEMENT

     This is an Amendment dated December 10, 2004 (the “Amendment”) to the Employment Agreement (as hereinafter defined) by and between SELECT MEDICAL CORPORATION, a Delaware corporation (the “Employer”), and PATRICIA A. RICE, an individual (the “Employee”).

Background

     A. The Employer and the Employee executed and delivered that certain Employment Agreement dated as of March 1, 2000, that certain Amendment No. 1 to Employment Agreement dated as of August 8, 2000, and that certain Amendment No. 2 to Employment Agreement dated as of February 23, 2001 (as amended, the “Employment Agreement”). The Employer and the Employee now desire to further amend the Employment Agreement as hereinafter provided.

     B. Accordingly, and intended to be legally bound hereby, the Employer and the Employee agree as follows:

Agreement

     1. Section 1.02 of the Employment Agreement is hereby amended and restated as follows:

     “1.02. Capacity. The Employee shall serve as Executive Vice President and Chief Operating Officer of the Employer until January 1, 2005. From and after January 1, 2005, the Employee shall serve as the President and Chief Operating Officer of the Employer.”

     2. Except as amended hereby, the Employment Agreement shall continue in effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

SELECT MEDICAL CORPORATION
By:	/s/ Robert A. Ortenzio
Robert A. Ortenzio,
Chief Executive Officer

/s/ Patricia A. Rice
Patricia A. Rice